CONSENT OF INDEPENDENT AUDITORS

We consent to the reference to our firm under the captions `Financial Highlights," and "Independent Public Accountants" and to the use of our report on the T.O. Richardson Sector Rotation Fund dated November 27, 2002 in the
Registration Statement (Form N-1A) of the T.O. Richardson Trust and its incorporation by reference in the related Prospectus and Statement of Additional Information filed with the Securities and Exchange commission in this Post-Effective Amendment No. 9 to the Registration Statement under the Securities Act of 1933 (File No. 333-58185) and in this Amendment No. 11 to the Registration Statement under the Investment Company Act of 1940 (File No. 811-8849).


                                                     /s/ ERNST & YOUNG LLP



Milwaukee, Wisconsin
February 24, 2003